                                                                   EXHIBIT 10.74

                             CASH BONUS AGREEMENT
                             --------------------


     THIS CASH BONUS AGREEMENT ("Agreement") is entered into this 9th day of August, 1999, by and between ASPECT TELECOMMUNICATIONS CORPORATION, a California corporation ("Company") and BARRY WRIGHT ("Executive").

     WHEREAS, the board of directors has determined that it is in Company's best interests to enter into this Agreement for the purpose of retaining Executive as a valued employee of Company and providing an incentive for him to maximize his efforts on Company's behalf;

     NOW, THEREFORE, Company and Executive agree as follows:

     1.   Payment of Cash Bonuses.  Company agrees to pay Executive cash bonuses
          -----------------------
in the following amounts on the following dates:


               June 1, 2000             $  38,000.00
               June 1, 2001             $  38,000.00
               June 1, 2002             $ 349,000.00
               June 1, 2003             $ 175,000.00
               June 1, 2004             $ 166,000.00

provided that Executive continues to serve as an employee of Company as of the applicable date.

     2.   Forfeiture of Future Cash Bonuses/Severance Benefits.
          ----------------------------------------------------

          (a) If Executive's employment is terminated voluntarily or for Cause (as defined in Executive's Employment Letter Agreement dated July 15, 1999), prior to a bonus payment date specified in Section 1, then he shall not be entitled to receive any further cash bonuses under this Agreement but shall be entitled to retain such cash bonuses as have previously been paid to him.

          (b) If Executive's employment is terminated involuntarily, other than for Cause (as defined in Executive's Employment Letter Agreement dated July 15,
1999), or Executive's employment is terminated by Executive following a Constructive Termination (as defined in Executive's Employment Letter Agreement dated July 15, 1999) he shall be entitled to receive, on the June 1/st/ next following such termination, a cash severance payment as follows,

if such termination is   before June 1, 2002,                                    $663,000.00
if such termination is   after May 31, 2002       but before June 1, 2003        $331,000.00
if such termination is   after May 31, 2003,      but before June 1, 2004        $166,000.00

and Executive shall be entitled to retain such cash bonuses as have previously been paid to him.

     3.   Tax Withholding. All payments under this Agreement shall be subject
          ---------------
to and net of all applicable federal, state and local tax withholding requirements. In the event that Company shall satisfy its obligation hereunder by setting off such obligation against an obligation of Executive to make a payment to Company, Company shall be entitled to withhold all applicable federal, state and local taxes from any other payments due to Executive, and Executive shall be obligated to pay to the Company the amount of any such taxes.

     4.   Non-Transferability; Creditor Rights. Executive's right to receive
          ------------------------------------
cash bonuses under this Agreement may not be sold, pledged assigned hypothecated, transferred, or disposed of in any manner. Executive shall have no greater rights pursuant to this Agreement than that of a general unsecured creditor of Company. Company shall have no obligation to set aside any property to bind its obligations hereunder and Executive shall have no rights in any particular property of Company as a result of the award hereunder.

     5.   Right of Set-Off. To the extent any payments Company is obligated to
          ----------------
make hereunder are less than amounts Executive has promised to pay to Company (regardless of whether Executive's indebtedness is then due and payable to Company by Executive), Company may satisfy any of its obligations hereunder by setting off its obligations against Executive's indebtedness.

     IN WITNESS WHEREOF, this Agreement is made and effective as of the Effective Date.


                                             ASPECT TELECOMMUNICATIONS
                                             CORPORATION


                                             By: /s/ James R. Carreker
                                                ------------------------------
                                             Its: Chairman & CEO
                                                 -----------------------------


                                             BARRY WRIGHT, an individual

                                             /s/ Barry Wright
                                             ---------------------------------